Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K/A

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                Date of Report November 17, 1995
                (Date of earliest event reported)



                 California Energy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                  1-9874               94-2213782
(State of other       (Commission File       (IRS Employer
 jurisdiction of       Number)                Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,       Omaha, NE        68131
(Address of principal executive offices)                 Zip Code




Registrant's Telephone Number, including area code:(402) 341-4500





                               N/A



Item 5.  Other Events

     On November 17, 1995, the Registrant announced that it's affiliate, Bali Energy Ltd. had signed definitive contracts to build, own and operate a geothermal power facility at the Bedugal geothermal field on Bali, Republic of Indonesia. Development is expected to begin in early 1996.

On November 27, 1995, the Registrant announced that CE Casecnan Water and Energy Company, Inc. ("CWEC"), a partially owned indirect subsidiary of the Registrant, announced that it had completed its debt offering for its combined irrigation and 150 MW capacity hydroelectric project in the Philippines. Proceeds from the issuance of the debt securities will be used, together with equity contributions of $124 million, to fund the development, construction, testing, and start-up of the project.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated November 17, 1995.

Exhibit 2 - Press Release dated November 27, 1995.


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              California Energy Company, Inc.




                              By: \s\ Douglas L. Anderson
                                    Douglas L. Anderson
                                    Assistant Secretary



Dated: December 19, 1995


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              California Energy Company, Inc.



                              By: ______________________________
                                      Douglas L. Anderson
                                      Assistant Secretary

Dated: December 19, 1995